UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2008

MESA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
410 North 44th Street, Suite 100
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (602) 685-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On January 2, 2008, Mesa Air Group, Inc. (the “Company”) received a Nasdaq Staff Determination letter (the “Notice”) indicating that the Company fails to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from The Nasdaq Global Select Market. The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company’s request for continued listing.
     The Notice arises as a result of the Company’s failure to timely file its Form 10-K for the fiscal year ended September 30, 2007. On December 27, 2007, the Company issued a press release announcing that it was delaying the filing of its Form 10-K until on or about January 15, 2008. The delay is the result of the Company’s ongoing review of certain estimates and reserves that may affect its financial statements. In addition, the Company’s decision to sell its Air Midwest, Inc. operations, or certain Air Midwest assets, as of September 30, 2007, requires additional work to ensure proper reporting as discontinued operations. The Company expects to meet the January 15, 2008 projected filing date, which will precede its hearing before a Nasdaq Listing Qualifications Panel.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.
Date: January 4, 2008	By:	/s/ BRIAN S. GILLMAN
		Name:	Brian S. Gillman
		Title:	Executive Vice President and General Counsel